Exhibit 4.1

Execution Version

NEW JERSEY RESOURCES CORPORATION

FOURTH AMENDMENT
Dated as of September 16, 2022

to

SHELF NOTE PURCHASE AGREEMENT
Dated as of June 30, 2011

FOURTH AMENDMENT TO SHELF NOTE PURCHASE AGREEMENT

This Fourth Amendment, dated as of September 16, 2022 (this “Fourth Amendment”), to the Shelf Agreement (as defined below) is among New Jersey Resources Corporation, a New Jersey corporation (the “Company”), each Guarantor signatory hereto (each a “Guarantor”), and each holder of Notes (as hereinafter defined) that is a party hereto (collectively, the “Noteholders”).

RECITALS:

A.          WHEREAS, the Company has heretofore entered into that certain Shelf Note Purchase Agreement, dated as of June 30, 2011 (as amended by the (i) First Amendment to Shelf Note Purchase Agreement, dated as of July 25, 2014, (ii) Second Amendment to Shelf Note Purchase Agreement, dated as of September 28, 2015, and (iii) Third Amendment to Shelf Note Purchase Agreement, dated as of November 1, 2021, the “Shelf Agreement”) with PGIM, Inc. (formerly known as Prudential Investment Management, Inc.) (“Prudential”) and each Prudential Affiliate (as defined in the Shelf Agreement) from time to time party thereto pursuant to which the Company issued and has outstanding (i) $50,000,000 3.25% Senior Series A Notes due September 17, 2022 (the “Series A Notes”) and (ii) $100,000,000 3.48% Senior Series B Notes due November 7, 2024 (the “Series B Notes”; and together with the Series A Notes, the “Notes”);

B.          WHEREAS, capitalized terms used herein shall have the respective meanings ascribed thereto in the Shelf Agreement unless herein defined or the context shall otherwise require;

C.          WHEREAS, the Company, Prudential and the Noteholders now desire to make certain amendments to the Shelf Agreement;

D.          WHEREAS, the Required Holders  agree to the terms of this Fourth Amendment  and now desire to amend the Shelf Agreement in the respects, but only in the respects, hereinafter set forth;  and

E.          WHEREAS, all requirements of law have been fully complied with and all other acts and things necessary to make this Fourth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Fourth Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors, Prudential and the Noteholders do hereby agree as follows:

SECTION 1.       AMENDMENTS.

1.1.        The Cover Page of the Shelf Agreement is amended to delete the title of the Notes therefrom.

1.2.        Section 1.1(b) of the Shelf Agreement shall be and hereby is amended to delete the reference to “$100,000,000” contained therein and insert “$150,000,000” in lieu thereof.

1.3.        Section 1.1(b) and 2.1(b) of the Shelf Agreement shall be and hereby are each amended to delete the reference to “July 25, 2017” contained therein and insert “September 16, 2025” in lieu thereof.

1.4.        Section 2.1(a) of the Shelf Agreement shall be and hereby is amended and restated in its entirety to read as follows:

Section 2.1(a).          Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Notes is herein called the “Facility”.  At any time, $150,000,000, minus the aggregate principal amount of Notes (other than the Series A Notes) purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.  For avoidance of doubt, for the purposes of this Agreement, as of September 16, 2022 the Company’s 3.64% Senior Notes, Series C, due September 19, 2034 (the “Series C Notes”) to be in the original aggregate principal amount of $50,000,000, with respect to which the Company accepted an interest rate quote on February 16, 2022, constitute Accepted Notes not yet purchased or sold hereunder.  As of September 16, 2022 and after giving effect to the issuance of the Series C Notes, the Available Facility Amount is $0.  NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER THE POSSIBLE PURCHASES OF NOTES BY PRUDENTIAL OR PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT (A) NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THIS AGREEMENT SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE, AND (B) NONE OF THE COMPANY NOR ANY OF ITS AFFILIATES SHALL BE OBLIGATED TO OFFER TO SELL OR (EXCEPT PURSUANT TO AN ACCEPTANCE AS PROVIDED IN SECTION 2.1(f)) SELL NOTES OR TO MAKE ANY REQUESTS FOR PURCHASE, AND THIS AGREEMENT SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY THE COMPANY OR ANY OF ITS AFFILIATES TO DO SO.

1.5.        Section 4.12 of the Shelf Agreement shall be renumbered as Section 4.13 and a new Section 4.12 shall be inserted into the Shelf Agreement to read as follows:

Section 4.12          Ratings on the Notes.

The Company shall have delivered, or caused to be delivered, to such Purchaser, (a) a Private Rating Letter issued by an Acceptable Rating Agency setting forth the initial Debt Rating for the Notes and (b) the related Private Rating Rationale Report with respect to such Debt Rating.

1.6.        Section 9.9 added by the Third Amendment to Shelf Note Purchase Agreement should have instead been added as a new Section 9.11  The previous version of Section 9.9 is reinstated, and Section 9.11 of the Shelf Agreement shall now be and hereby is amended in its entirety to read as follows:

Section 9.11          Ratings on the Notes.

(a)          The Company shall at all times maintain a Debt Rating for the Notes from an Acceptable Rating Agency; provided, that, if the applicable Acceptable Rating Agency (i) ceases providing a Debt Rating for the Notes without having provided the Company with at least 60 days advance notice (other than as a result of the Company failing to pay applicable fees and expenses or failing to reasonably cooperate with the Acceptable Rating Agency) (the earlier of the date notice is provided to the Company or, if no notice is provided, the date the Acceptable Rating Agency ceases providing the Debt Rating, a “Ratings Withdrawal Event”), or (ii) ceases to qualify as an Acceptable Rating Agency (the date of such event, a “Ratings Agency Event” and, together with a Ratings Withdrawal Event, a “Ratings Termination Event”), then the Company shall use its commercially reasonable efforts to obtain a new Debt Rating for the Notes from an Acceptable Rating Agency as soon as practicable and, in any event, on or before the 60th day following the Ratings Termination Event or, if the Company diligently pursues a new Debt Rating but is unable to do so by the 60th day following the Ratings Termination Event, such period shall be extended for an additional 30 days.

(b)         At any time that the Debt Rating maintained pursuant to clause (a) above is not a public rating, the Company will provide to each holder of a Note (x) at least annually (on or before each anniversary of the date of the Closing) and (y) promptly upon any change in such Debt Rating, an updated Private Rating Letter evidencing such Debt Rating and an updated Private Rating Rationale Report with respect to such Debt Rating.  In addition to the foregoing information and any information specifically required to be included in any Private Rating Letter or Private Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Debt Rating of the Notes, the Company shall use commercially reasonable efforts to procure such information from the Acceptable Rating Agency.

1.7.        Section 14.1 of the Shelf Agreement shall be and hereby is amended to remove reference to “JPMorgan Chase Bank, N.A.” contained therein and insert “U.S. Bank Trust Company, National Association” in lieu thereof.

1.8.       The Shelf Agreement shall be and hereby is amended to: replace each reference to “Schiff Hardin LLP” to instead reference “ArentFox Schiff LLP”;replace each reference to “Troutman Sanders LLP” to instead reference “Troutman Pepper Hamilton Sanders LLP”; and replace each reference to “Richard Reich” to instead reference “Melissa Abraham”.

1.9.        Schedule B of the Shelf Agreement shall be and hereby is amended by deleting the definition “NRSRO” in its entirety.

1.10.      Schedule B of the Shelf Agreement shall be and hereby is amended by replacing the definition for “Debt Rating” with the following definition:

“Debt Rating” shall mean the debt rating of the Notes as determined from time to time by any Acceptable Rating Agency.

1.11.       Schedule B of the Shelf Agreement shall be and hereby is amended by adding in the correct alphabetical order the following definitions:

“Acceptable Rating Agency” shall mean (a) Fitch, Moody’s, S&P, DBRS/Morningstar or Kroll, or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“Private Rating Letter” shall mean a letter issued by an Acceptable Rating Agency in connection with any private debt rating for the Notes, which (a) sets forth the Debt Rating for the Notes, (b) refers to the Private Placement Number issued by Standard & Poor’s CUSIP Global Service in respect of the Notes, (c) addresses the likelihood of payment of both principal and interest on the Notes (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Acceptable Rating Agency’s assessment of the Company’s ability to make timely payment of principal and interest on the Notes or a similar statement or (y) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of the Notes as may be required from time to time by the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes.

“Private Rating Rationale Report” shall mean, with respect to any Private Rating Letter, a report issued by the Acceptable Rating Agency in connection with such Private Rating Letter setting forth an analytical review of the Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned Private Rating for the Notes, in each case, on the letterhead of the Acceptable Rating Agency or its controlled website and generally consistent with the work product that an Acceptable Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes from time to time. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes.

“Series C Notes” shall have the meaning given in Section 2.1(a) hereof.

“SVO” shall mean the Securities Valuation Office of the NAIC or any successor to such Office.

SECTION 2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

2.1.        To induce Prudential and the Noteholders to execute and deliver this Fourth Amendment (which representations shall survive the execution and delivery of this Fourth Amendment), the Company represents and warrants to the Noteholders that:

(a)         this Fourth Amendment has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company, and this Fourth Amendment and the Shelf Agreement, as amended by this Fourth Amendment, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)          the execution, delivery and performance of this Fourth Amendment by the Company and the performance by the Company hereof and of the Shelf Agreement, as amended by this Fourth Amendment, will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company, any Restricted Subsidiary or New Jersey Natural Gas under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company, any Restricted Subsidiary or New Jersey Natural Gas is bound or by which the Company, any Restricted Subsidiary or New Jersey Natural Gas or any of their respective properties may be bound, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company, any Restricted Subsidiary or New Jersey Natural Gas or (3) violate any provision of any statute or other rule or regulation  of any Governmental Authority applicable to the Company, any Restricted Subsidiary or New Jersey Natural Gas;

(c)         no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery of this Fourth Amendment by the Company or the performance hereof or of the Shelf Agreement, as amended by this Fourth Amendment, by the Company;

(d)         on the Effective Date (as hereinafter defined), after giving effect to this Fourth Amendment, all the representations and warranties contained in Section 5 of the Shelf Agreement, as updated by the Request for Purchase, are true and correct in all material respects with the same force and effect as if made by the Company, on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date);

(e)         since September 30, 2021, there has been no change in the financial condition, operations, business or properties of the Company, any of its Restricted Subsidiaries or New Jersey Natural Gas except changes that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

(f)           as of the Effective Date and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred which is continuing and no waiver of Default or Event of Default is in effect.

SECTION 3.      CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDMENT.

3.1.        This Fourth Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a)          executed counterparts of this Fourth Amendment, duly executed by the Company, each Guarantor, Prudential and the Required Holders, shall have been delivered to Prudential and each Noteholder or its special counsel;

(b)         the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Fourth Amendment, certified by its Secretary or an Assistant Secretary; and

(c)          the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the Effective Date.

(d)          the Company shall have paid the fees and expenses of ArentFox Schiff LLP, special counsel to Prudential and the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Fourth Amendment.

Upon satisfaction of all of the foregoing, this Fourth Amendment shall become effective (the date of such satisfaction being the “Effective Date”).

SECTION 4.      REAFFIRMATION.

4.1.        Each Guarantor hereby consents to the terms and conditions of this Fourth Amendment and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement, including, without limitation, with respect to the Shelf Agreement, as amended by this Fourth Amendment.

SECTION 5.      MISCELLANEOUS.

5.1.       Except as expressly amended hereby, the Shelf Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Fourth Amendment and the Shelf Agreement shall hereafter be read and construed together as a single document, and all references in the Shelf Agreement or any agreement or instrument related to the Shelf Agreement shall hereafter refer to the Shelf Agreement as amended by this Fourth Amendment. The Company and each Guarantor hereby ratifies the Shelf Agreement and the Guaranty Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Shelf Agreement and Guaranty Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Shelf Agreement, the Guaranty Agreement and the Notes.

5.2.       Nothing contained herein shall be deemed to (a) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly set forth herein, to otherwise modify any provision of the Shelf Agreement, or (b) give rise to any defenses or counterclaims to the right of any Noteholder to compel payment of any obligations of the Company or any Guarantor owing to such Noteholder when due or to otherwise enforce its rights and remedies under the Shelf Agreement, the Notes or the Guaranty Agreement.

5.3.        The Company hereby confirms its obligations under the Shelf Agreement whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the Noteholders, all out-of-pocket costs and expenses, including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel, incurred by such Noteholder in connection with this Fourth Amendment or the transactions contemplated hereby, in enforcing any rights under this Fourth Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Amendment or the transactions contemplated hereby.  The obligations of the Company under this Section 4.3 shall survive transfer by any Noteholder of any Note and payment of any Note.

5.4.        Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourth Amendment may refer to the Shelf Agreement without making specific reference to this Fourth Amendment but nevertheless all such references shall include this Fourth Amendment unless the context otherwise requires.

5.5.        The descriptive headings of the various Sections or parts of this Fourth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

5.6.        This Fourth Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

5.7.        This Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.  Delivery of an electronic signature to, or a signed copy of, this Fourth Amendment by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.  Notwithstanding the foregoing, if any Noteholder shall request manually signed counterpart signatures to the Fourth Amendment, the Company and each Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to be duly executed by an authorized representative as of the date first written above.

NEW JERSEY RESOURCES CORPORATION

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President and Chief Financial Officer

NJR RETAIL HOLDINGS CORPORATION

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR RETAIL COMPANY

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR HOME SERVICES COMPANY

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR PLUMBING SERVICES, INC.

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Fourth Amendment]

NJR SERVICE CORPORATION

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President and Chief Financial Officer

PHOENIX FUEL MANAGEMENT COMPANY

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR ENERGY INVESTMENTS CORPORATION

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President and Chief Financial Officer

NJR CLEAN ENERGY VENTURES CORPORATION

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President and Chief Financial Officer

COMMERCIAL REALTY AND RESOURCES CORP.

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Fourth Amendment]

NJR MIDSTREAM HOLDINGS CORPORATION

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President and Chief Financial Officer

NJR ENERGY SERVICES COMPANY

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President and Chief Financial Officer

NJR CLEAN ENERGY VENTURES II CORPORATION

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President and Chief Financial Officer

NJR STORAGE HOLDINGS COMPANY

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President and Chief Financial Officer

NJR CLEAN ENERGY VENTURES III CORPORATION

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Fourth Amendment]

BERNARDS SOLAR, LLC

By:	/s/Roberto F. Bel
Name:	Roberto F. Bel
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Fourth Amendment]

ACCEPTED AND AGREED TO:

PGIM, INC.

By:	/s/Brian Lemons
Vice President

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	PGIM, Inc., as Investment Manager

By:	/s/Brian Lemons
Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY

By:	PGIM, Inc., as Investment Manager

By:	/s/Brian Lemons
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	PGIM Japan Co., Ltd, as Investment Manager

By:	PGIM, Inc., as Sub-Adviser

By:	/s/Brian Lemons
Vice President

[Signature Page to Fourth Amendment]

ZURICH AMERICAN INSURANCE COMPANY

By:	PGIM Private Placement Investors, L.P.
(as Investment Advisor)

By:	PGIM Private Placement Investors,, Inc.
(as its General Partner)

By:	/s/Brian Lemons
Vice President

MTL INSURANCE COMPANY

By:	PGIM Private Placement Investors, L.P.
(as Investment Advisor)

By:	PGIM Private Placement Investors,, Inc.
(as its General Partner)

By:	/s/Brian Lemons
Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	PGIM, Inc., as Investment Manager

By:	/s/Brian Lemons
Vice President

[Signature Page to Fourth Amendment]